CERTIFICATE OF MERGER
                                     MERGING
                         CALPINE EAST ACQUISITION CORP.
                                  WITH AND INTO
                       COGENERATION CORPORATION OF AMERICA

          Pursuant to Section 251 of the Delaware General Corporation Law, Cogeneration Corporation of America, a Delaware corporation, incorporated on the 5th day of December, 1983, does hereby certify that:

          1. The name and state of incorporation of each of the constituent corporations are: Calpine East Acquisition Corp., a Delaware corporation; and Cogeneration Corporation of America, a Delaware corporation.

          2. An Agreement and Plan of Merger has been adopted, approved, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of Section 251(b) and 251(c) of the Delaware General Corporation Law.

          3. COGENERATION CORPORATION OF AMERICA shall be the surviving corporation (the "Surviving Corporation").

          4. The Certificate of Incorporation set forth in Exhibit A hereto, shall be the Certificate of Incorporation of the Surviving Corporation.

          5. The executed Agreement and Plan of Merger is on file at the principal office of the Surviving Corporation, c/o Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113.

          6. A copy of the Agreement of Merger will be furnished by the Surviving Corporation on request and without cost, to any stockholder of any constituent corporation.

          IN WITNESS WHEREOF, Cogeneration Corporation of America has caused this certificate to be executed by Julie Jorgensen, its President and Chief Executive Officer, and attested by Thomas L. Osteraas, its Secretary, this 17th day of December 1999.

                                        COGENERATION CORPORATION OF AMERICA



                                        By:  /s/ JULIE JORGENSEN
                                             -----------------------------------
                                             Julie Jorgensen, President
                                             and Chief Executive Officer

ATTEST:


By:  /s/ THOMAS OSTERAAS
     --------------------------
     Thomas Osteraas, Secretary